Schedule A
                        to the Fund Accounting Agreement
                         between The Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of April 1, 2002


Name of Portfolio
-----------------

1.      Victory Balanced Fund
2.      Victory Diversified Stock Fund
3.      Victory Growth Fund
4.      Victory Intermediate Income Fund
5.      Victory Ohio Municipal Bond Fund
6.      Victory Prime Obligations Fund
7.      Victory Real Estate Investment Fund
8.      Victory Special Value Fund
9.      Victory Stock Index Fund
10.     Victory Tax-Free Money Market Fund
11.     Victory Value Fund
12.     Victory Financial Reserves Fund
13.     Victory Fund for Income
14.     Victory Institutional Money Market Fund
15.     Victory National Municipal Bond Fund
16.     Victory New York Municipal Bond Fund
17.     Victory Ohio Municipal Money Market Fund
18.     Victory Federal Money Market Fund
19.     Victory Convertible Fund
20.     Victory Small Company Opportunity Fund
21.     Victory Established Value Fund
22.     Victory Focused Growth Fund
23.     Victory Gradison Government Reserves Fund


Revised and approved as of December 10, 2003